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IDS Life Account MGA
Registration No. 33-28976

                                  EXHIBIT INDEX

Exhibit      4.5    Tax qualified Group Annuity Contract Form 30369C

Exhibit      4.6    Tax qualified Group Annuity Certificate Form 30368C

Exhibit      4.7    Group IRA Annuity Contract Form 30372C

Exhibit      4.8    Group IRA Annuity Certificate Form 30371C

Exhibit      4.9    Non-tax qualified Individual Annuity Contract Form 30365D

Exhibit      4.10   Endorsement No. 30379 to the Individual Annuity Contract

Exhibit      4.11   Tax qualified Individual Annuity Contract Form 30370C

Exhibit      4.12   Individual IRA Annuity Contract, Form 30373C

Exhibit      23     Consent of Independent Auditors

Exhibit      24.1   Power of Attorney dated August 19, 1997

Exhibit      24.2   Power of Attorney dated April 9, 1998